Exhibit 99.1



                            Pioneer Behavioral Health
                  200 Lake Street, Suite 102, Peabody, MA 01960
                                 (978) 536-2777
                               Fax (978) 536-2677



December 20, 2005




Dear Shareholder:

In an effort to reach as many shareholders as possible, we have adjourned the annual shareholders meeting scheduled for December 20, 2005 until January 31, 2006 at 11:00 a. m.

Enclosed please find a new proxy card with return envelope. Please complete and mail at your earliest convenience.

Thank you for your continued support.

Very truly yours,



/s/ Bruce A. Shear
    _______________
    Bruce A. Shear
    President & CEO